Exhibit 10.4

STANDSTILL AGREEMENT

THIS STANDSTILL AGREEMENT (as it may be amended, supplemented or restated from time to time in accordance with the terms of this Standstill Agreement, the “Standstill Agreement”), dated as of August 28, 2020 (the “Effective Date”), is made by and among (i) Utz Brands, Inc., a Delaware corporation formerly known as Collier Creek Holdings, a Cayman Islands exempted company (“PubCo”); (ii) Series U of UM Partners, LLC, a series of a Delaware limited liability company (“Series U”); (iii) Series R of UM Partners, LLC, a series of a Delaware limited liability company (“Series R” and, together with Series U, the “Sellers”); (iv) Collier Creek Partners LLC, a Delaware limited liability company; (v) (A) Chinh E. Chu, (B) CC Collier Holdings, LLC, a Delaware limited liability company, (C) Roger K. Deromedi, (D) Roger K. Deromedi, as Trustee of the Roger K. Deromedi Revocable Trust, Dated 2/11/2000, Amended and Restated 11/9/2011, (E) Jason K. Giordano and (F) Erika Giordano, each in their capacity as a Founder Holder, and (vi) Michael W. Rice, Jane E. Rice, Stacie R. Lissette, Dylan B. Lissette, UQF Holdings, Inc., the Stacie R. Lissette 2012 Generations Trust, the Michael W. Rice 2009 GST Exempt Family Trust, the Michael W. Rice 2010 Multigenerational Trust, SRS GP, LLC and Rice Investments II, LP (each, a “Rice Family Party” and, collectively, the “Rice Family Parties”). Each of PubCo, Sellers, Sponsor, each Founder Holder and each Rice Family Party may be referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, PubCo has entered into that certain Business Combination Agreement, dated as of June 5, 2020 (as it may be amended, supplemented or restated from time to time in accordance with the terms of such agreement, the “BCA”), by and among PubCo, Utz Brands Holdings, LLC (formerly known as UM-U Intermediate, LLC), a Delaware limited liability company (the “Operating Company”), and the Sellers;

WHEREAS, in connection with the consummation of the transactions contemplated by the BCA, PubCo, the Sellers, the Sponsor and the Founder Holders entered into that certain Investor Rights Agreement, dated as of the date hereof, (as it may be amended, supplemented or restated from time to time in accordance with the terms of such agreement, the “Investor Rights Agreement”), pursuant to which, among other things, the Sellers, the Sponsor and the Founder Holders entered into a nomination and voting agreement with respect to the election of directors of PubCo; and

WHEREAS, in connection with the consummation of the transactions contemplated by the BCA and the entry into the Investor Rights Agreement, the Parties desire to set forth their agreement with respect to certain standstill provisions in accordance with the terms and conditions of this Standstill Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Standstill Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

Article I
DEFINITIONS

Section 1.1           Definitions. As used in this Standstill Agreement, the following terms shall have the following meanings:

“Action” means any action, suit, charge, litigation, arbitration, or other proceeding at law or in equity (whether civil, criminal or administrative) by or before any Governmental Entity.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise; provided that no Party shall be deemed an Affiliate of PubCo or any of its subsidiaries for purposes of this Standstill Agreement.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of PubCo.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.

“Bylaws” means the bylaws of PubCo, as in effect on the Closing Date, as the same may be amended from time to time.

“Certificate of Incorporation” means the certificate of incorporation of PubCo, as in effect on the Closing Date, as the same may be amended from time to time.

“Closing Date” has the meaning given to such term in the BCA.

“Common Stock” means, without duplication, the Class A common stock, par value $0.0001 per share, the Class B common stock, par value $0.0001 per share, and the Class V Common Stock, par value $0.0001 per share, of PubCo, and any securities of PubCo or any of its subsidiaries that are convertible into or exchangable or exercisable for any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Family Member” means with respect to any Person, a spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such Person or any trust created for the benefit of such Person or of which any of the foregoing is a beneficiary.

“Foundation” means The Rice Family Foundation.

“Foundation Transfer” has the meaning set forth in the LLC Agreement.

“Founder Holder” means each of (a) Chinh E. Chu, (b) CC Collier Holdings, LLC, (c) Roger K. Deromedi, (d) Roger K. Deromedi, as Trustee of the Roger K. Deromedi Revocable Trust, Dated 2/11/2000, Amended and Restated 11/9/2011, (e) Jason K. Giordano and (f) Erika Giordano.

“Governmental Entity” means any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.

“Laws” means all laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations, and rulings of a Governmental Entity, including common law. All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.

“LLC Agreement” means that certain third amended and restated limited liability company agreement of the Operating Company (as it may be amended, supplemented or restated from time to time in accordance with the terms of such agreement), by and among PubCo and the Sellers, to be entered into on the Closing Date.

“Person” means any natural person, sole proprietorship, partnership, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity.

“Permitted Transferee” means (a) with respect to any Person, (i) any Family Member of such Person, (ii) any Affiliate of such Person, and (iii) any Affiliate of any Family Member of such Person (excluding any Affiliate under this clause (iii) who operates or engages in a business which competes with the business of PubCo or the Operating Company), and (b) with respect to any Seller, (i) any member of the Rice Family, and (ii) any Affiliate of a member of the Rice Family (excluding any Affiliate under this clause (ii) who operates or engages in a business which competes with the business of PubCo or the Operating Company), but excluding the Foundation (and the Foundation shall not be a Permitted Transferee of (y) a Seller, or (z) a Permitted Transferee of a Seller, but the Foundation shall be entitled to the benefit of the Foundation Transfer).

“SEC” means the United States Securities and Exchange Commission.

“Seller Director” has the meaning set forth in the Investor Rights Agreement.

“Seller Representative” has the meaning set forth in the Investor Rights Agreement.

“Sponsor” means Collier Creek Partners LLC, or, upon its dissolution, the Founder Holders.

“Sponsor Director” has the meaning set forth in the Investor Rights Agreement.

“Sponsor Representative” has the meaning set forth in the Investor Rights Agreement.

Section 1.2           Interpretive Provisions. For all purposes of this Standstill Agreement, except as otherwise provided in this Standstill Agreement or unless the context otherwise requires:

(a)        the meanings of defined terms are applicable to the singular as well as the plural forms of such terms.

(b)       the words “hereof”, “herein”, “hereunder” and words of similar import, when used in this Standstill Agreement, refer to this Standstill Agreement as a whole and not to any particular provision of this Standstill Agreement.

(c)        references in this Standstill Agreement to any Law shall be deemed also to refer to such Law, and all rules and regulations promulgated thereunder.

(d)        whenever the words “include”, “includes” or “including” are used in this Standstill Agreement, they shall mean “without limitation.”

(e)        the captions and headings of this Standstill Agreement are for convenience of reference only and shall not affect the interpretation of this Standstill Agreement.

(f)        pronouns of any gender or neuter shall include, as appropriate, the other pronoun forms.

Article II
STANDSTILL

Section 2.1           Standstill.

(a)        Each Seller and each Rice Family Party agrees that, for a period beginning on the Closing Date and ending on the third anniversary of the Closing Date, it shall not, and shall cause its controlled Affiliates not to, directly or indirectly:

(i)          acquire, agree to acquire, or make any public announcement of any proposal or offer to acquire any Common Stock (other than as a result of an issuance of Common Stock in connection with any stock split, pro rata stock dividend, subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise), combination (by reverse equity split, reclassification, recapitalization or otherwise) or any transfer between or among the Sellers and/or Rice Family Parties and/or their respective controlled Affiliates) if, after consummation of such acquisition, the Sellers and the Rice Family Parties collectively would Beneficially Own (the “Seller Shares”) more than 55.8% of the voting power of the Common Stock on a fully diluted basis (the “Cap”); provided that for purposes of calculating the Seller Shares subject to the Cap, (A) any shares of Common Stock acquired as a result of any issuance of Common Stock in connection with any equity award or employee benefit plan, and (B) shares of Class A Common Stock of PubCo acquired by Dylan B. Lissette for an aggregate purchase price not to exceed $1 million, in each case will not be included as Beneficially Owned by any Seller or any Rice Family Party; or

(ii)         other than in connection with any matter recommended by the Board, enter, agree to enter or make any public announcement of any proposal or offer to enter into any merger, business combination, recapitalization, restructuring, tender offer, change in control transaction or other similar extraordinary transaction involving PubCo or any of its subsidiaries or an acquisition of any assets of PubCo and its subsidiaries, in any case which would result in the Sellers and the Rice Family Parties collectively Beneficially Owning more than the Cap.

(b)       Each Seller and each Rice Family Party, on the one hand, for so long as the Sponsor Representative is entitled to designate a Sponsor Director pursuant to Sections 2.1(a) and 2.1(c) of the Investor Rights Agreement, and the Sponsor and each Founder Holder, on the other hand, for so long as the Seller Representative is entitled to designate a Seller Director pursuant to Sections 2.1(a) and 2.1(b) of the Investor Rights Agreement, shall not, directly or indirectly, including through any Affiliate within such Party’s control, or through any other Persons who are part of a “group” (as defined in Section 13(d) of the Exchange Act) with such Party, make, engage in, or in any way, directly or indirectly, participate in any “solicitation” of “proxies” (as such terms are used in the rules of the SEC, but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) of the Exchange Act) to vote, or seek to influence any other Person with respect to voting of, any voting securities of PubCo or any securities convertible or exchangeable into or exercisable for any such securities, in each case in favor of the election of any Person as a director who is not nominated pursuant to the Investor Rights Agreement or by the Board (or its nominating committee) or to approve stockholder proposals with respect to any provision of this Section 2.1(b) and Section 2.1(c).

(c)        Until the annual meeting of stockholders held by PubCo after the third anniversary of the Closing Date, each Seller, each Rice Family Party, the Sponsor and each Founder Holder shall not, directly or indirectly, including through any Affiliate within its control, or through any other Persons who are part of a “group” (as defined in Section 13(d) of the Exchange Act) with such Party, other than in accordance with the Investor Rights Agreement:

(i)          act, alone or in concert with others, to nominate or elect any Person as a director who is not nominated pursuant to the Investor Rights Agreement or by the Board (or its nominating committee) or propose any matter covered by this Section 2.1(c) to be voted upon by the stockholders of PubCo;

(ii)         take any action in support of or make any proposal or request that constitutes: (A) advising, controlling, engaging or influencing the Board with respect to any plans or proposals to change the number or term of directors or to fill any vacancies on the Board, (B) any other material change with respect to the governance of PubCo, (C) seeking to have PubCo waive provisions in or make amendments or modifications to the Certificate of Incorporation or Bylaws, or (D) a change to the composition of the Board, in each case, other than by making a non-public proposal or request to the Board (or its nominating committee);

(iii)        publicly disclose any intention, plan or arrangement inconsistent with any provision of Section 2.1(b) and this Section 2.1(c);

(iv)        knowingly assist or knowingly encourage or enter into any negotiations, agreements or other contracts with any other Persons which would (or the consummation of the transactions contemplated thereby would) violate any provision of Section 2.1(b) and this Section 2.1(c);

(v)         with respect to any provision of Section 2.1(b) and this Section 2.1(c), (x) form, join or in any way participate in (subject to Section 2.1(d)) a “group” (within the meaning of Section 13(d)(3) of the Exchange Act), except with respect to any group consisting of the Sellers and the Rice Family Parties, on the one hand as applicable, or the Sponsor and the Founder Holders, on the other hand as applicable, with respect to any shares of Common Stock (including knowingly selling shares of Common Stock to any such group); (y) call, or seek to call, a meeting of the stockholders of PubCo or initiate any stockholder proposal for action by stockholders of PubCo with respect to a matter described in Section 2.1(b) or this Section 2.1(c); or (z) take any action that would reasonably be expected to require PubCo to make a public announcement regarding a matter described in Section 2.1(b) or this Section 2.1(c); or

(vi)        enter into any negotiations, agreements or understandings with any third party with respect to a matter described in Section 2.1(b) or this Section 2.1(c), or knowingly encourage, seek to persuade, or knowingly assist any third party to take any action or make any public statement with respect to a matter described in Section 2.1(b) or this Section 2.1(c) or direct or knowingly assist any Person to do any of the foregoing set forth in this clause (vi), or make any public statement inconsistent with any provision of Section 2.1(b) or this Section 2.1(c).

(d)        Notwithstanding anything in this Agreement to the contrary, the foregoing provisions of Section 2.1(a), Section 2.1(b), and Section 2.1(c) shall not, and are not intended to:

(i)          prohibit any Party or its controlled Affiliates from privately communicating with, including making any offer or proposal to, the Board;

(ii)         restrict in any manner how a Party or its controlled Affiliates vote their Common Stock or other Common Stock, except as provided in the Investor Rights Agreement or Section 2.1(b) of this Standstill Agreement;

(iii)        restrict the manner in which any Seller Director or Sponsor Director may (A) vote on any matter submitted to the Board or the stockholders of PubCo, (B) participate in deliberations or discussions of the Board (including making suggestions or raising issues to the Board) in his or her capacity as a member of the Board, or (C) take actions to the extent reasonably taken in connection with his or her exercise of legal duties and obligations as a member of the Board or refrain from taking any action prohibited to the extent reasonably not taken in connection with his or her legal duties and obligations as a member of the Board; or

(iv)        restrict any Seller or Rice Family Party or Sponsor or Founder Holder or any of such Party’s Permitted Transferees from selling or transferring any of its Common Stock so long as, in each case, such sale or transfer is in accordance with the Investor Rights Agreement; provided, that the joinder executed by any Permitted Transferee in connection with such sale or transfer shall include an obligation to be bound by this Standstill Agreement.

Article III
GENERAL PROVISIONS

Section 3.1           Assignment; Successors and Assigns; No Third Party Beneficiaries.

(a)        Except as otherwise permitted pursuant to this Standstill Agreement, no Party may assign such Party’s rights and obligations under this Standstill Agreement, in whole or in part, without the prior written consent of the Seller Representative, in the case of an assignment by the Sponsor or a Founder Holder, or the Sponsor Representative, in the case of an assignment by a Seller or a Rice Family Party. Any such assignee may not again assign those rights, other than in accordance with this Article III. Any attempted assignment of rights or obligations in violation of this Article III shall be null and void.

(b)       All of the terms and provisions of this Standstill Agreement shall be binding upon the Parties and their respective successors, assigns, heirs and representatives, but shall inure to the benefit of and be enforceable by the successors, assigns, heirs and representatives of any Party only to the extent that they are permitted successors, assigns, heirs and representatives pursuant to the terms of this Standstill Agreement.

(c)        Nothing in this Standstill Agreement, express or implied, is intended to confer upon any Party, other than the Parties and their respective permitted successors, assigns, heirs and representatives, any rights or remedies under this Standstill Agreement or otherwise create any third party beneficiary hereto.

Section 3.2           Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall immediately and without further action by any of the Parties, automatically terminate upon the termination of the Investor Rights Agreement, provided that prior to such time (a) Section 2.1(a) shall terminate on the third anniversary of the Closing Date and (b) Section 2.1(c) shall terminate on the date of the first annual meeting of stockholders held by PubCo after the third anniversary of the Closing Date.

Section 3.3           Severability. If any provision of this Standstill Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Standstill Agreement, to the extent permitted by Law shall remain in full force and effect.

Section 3.4           Entire Agreement; Amendments; No Waiver.

(a)        This Standstill Agreement, the Investor Rights Agreement, the BCA, the LLC Agreement, and all other Ancillary Agreements (as such term is defined in the BCA), constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether oral or written, relating to such subject matters and there are no warranties, representations or other agreements among the Parties in connection with such subject matters except as set forth in this Standstill Agreement and therein. Nothing in this Standstill Agreement shall limit the rights of any Person under Article II of the Investor Rights Agreement.

(b)        No provision of this Standstill Agreement may be amended or modified in whole or in part at any time without the express written consent of the Parties and, in the case of PubCo, the unanimous vote of the members of the Board who are not designated by either the Sellers or the Sponsor.

(c)        No waiver of any provision or default under, nor consent to any exception to, the terms of this Standstill Agreement shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided.

Section 3.5           Counterparts; Electronic Delivery. This Standstill Agreement may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.

Section 3.6           Notices. All notices, demands and other communications to be given or delivered under this Standstill Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 3.6, notices, demands and other communications shall be sent to the addresses indicated below if to PubCo, to:

Utz Brands, Inc.

900 High Street

Hanover, PA 17331

Attention: Dylan B. Lissette

Email:

if to the Sellers, to:

Series U of UM Partners, LLC
c/o Utz Quality Foods, LLC
900 High Street
Hanover, PA 17331
Attention: Dylan B. Lissette
Email:

with a copy to:

Cozen O’Connor
One Liberty Place
1650 Market Street, Suite 2800
Philadelphia, PA 19103
Attention: Larry P. Laubach, Esq.
Email: llaubach@cozen.com

if to Rice Family Parties, to:

c/o Sageworth

1861 Santa Barbara Drive

Lancaster, PA 17601

Attention: Alan Niebel

Email:

with a copy to:

Cozen O’Connor
One Liberty Place
1650 Market Street, Suite 2800
Philadelphia, PA 19103
Attention: Larry P. Laubach, Esq.
Email: llaubach@cozen.com

if to the Sponsor, to:

Collier Creek Partners LLC

200 Park Avenue, 58th Floor

New York, NY 10166

Attention: Jason K. Giordano

Email:

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:     Peter Martelli, P.C.

Lauren M. Colasacco, P.C.

Christian Nagler

Peter Seligson

Email: peter.martelli@kirkland.com

lauren.colasacco@kirkland.com

christian.nagler@kirkland.com

peter.seligson@kirkland.com

Section 3.7           Governing Law; Waiver of Jury Trial; Jurisdiction. The Law of the State of Delaware shall govern (a) all Actions, claims or matters related to or arising from this Standstill Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Standstill Agreement, and the performance of the obligations imposed by this Standstill Agreement, in each case without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS STANDSTILL AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS STANDSTILL AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS STANDSTILL AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS STANDSTILL AGREEMENT. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH SUCH PARTY’S LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY’S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Action arising out of or relating to this Standstill Agreement, agrees that all claims in respect of the Action shall be heard and determined in any such court and agrees not to bring any Action arising out of or relating to this Standstill Agreement in any other courts. Nothing in this Section 3.7, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any Action so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

Section 3.8           Specific Performance. Each Party hereby agrees and acknowledges that it will be impossible to measure in money the damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Standstill Agreement and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at Law. Any such Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at Law or in equity) to seek injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any Action should be brought in equity to enforce any of the provisions of this Standstill Agreement, none of the Parties shall raise the defense that there is an adequate remedy at Law.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has duly executed this Standstill Agreement as of the Effective Date.

PUBCO:

UTZ BRANDS, INC. (f/k/a COLLIER CREEK HOLDINGS)

By:	/s/ Dylan B. Lissette
Name: Dylan B. Lissette
Title: Chief Executive Officer

SPONSOR:

COLLIER CREEK PARTNERS LLC

By:	/s/ Jason K. Giordano
Name: Jason K. Giordano
Title: Manager

[Signature Page - Standstill Agreement]

FOUNDER HOLDERS:

/s/ Chinh E. Chu
Chinh E. Chu

/s/ Jason K. Deromedi
Roger K. Deromedi

/s/ Jason K. Giordano
Jason K. Giordano

/s/ Erika Giordano
Erika Giordano

ROGER K. DEROMEDI REVOCABLE TRUST, DATED 2/11/2000, AMENDED AND RESTATED 11/9/2011

By:	/s/ Roger K. Deromedi
Name: Roger K. Deromedi
Title: Trustee

CC COLLIER HOLDINGS, LLC

By:	/s/ Chinh E. Chu
Name: Chinh E. Chu
Title: President and Senior Managing Director

[Signature Page - Standstill Agreement]

SELLERS:

SERIES U OF UM PARTNERS, LLC

By:	/s/ Dylan B. Lissette
Name: Dylan B. Lissette
Title: President and Chief Executive Officer

SERIES R OF UM PARTNERS, LLC

By:	/s/ Dylan B. Lissette
Name: Dylan B. Lissette
Title: President and Chief Executive Officer

[Signature Page - Standstill Agreement]

THE RICE FAMILY PARTIES:

/s/ Michael W. Rice		/s/ Jane E. Rice
Michael W. Rice		Jane E. Rice

/s/ Stacie R. Lissette		/s/ Dylan B. Lissette
Stacie R. Lissette		Dylan B. Lissette

UQF HOLDINGS, INC.		STACIE R. LISSETTE 2012 GENERATIONS TRUST

By:	/s/ Dylan B. Lissette	By:	/s/ Dylan B. Lissette
Name: Dylan B. Lissette		Name: Dylan B. Lissette
Title: President		Title: Trustee

MICHAEL W. RICE 2009 GST EXEMPT FAMILY TRUST		MICHAEL W. RICE 2010 MULTIGENERATIONAL TRUST

By: Sageworth Trust Company, its Trustee		By: Sageworth Trust Company, its Trustee

By:	/s/ Timothy P. Brown	By:	/s/ Timothy P. Brown
Name: Timothy P. Brown		Name: Timothy P. Brown
Title: President & CEO		Title: President & CEO

SRS GP, LLC		RICE INVESTMENTS II, LP

By:	/s/ Michael W. Rice	By: Michael W. Rice 2009 GST Exempt Family Trust, its general partner
Name: Michael W. Rice
Title: Sole Member		By: Sageworth Trust Company, its Trustee

		By:	/s/ Timothy P. Brown
Name: Timothy P. Brown
Title: President & CEO

[Signature Page - Standstill Agreement]